AMENDED AND RESTATED
                      NON-QUALIFIED SUPPLEMENTAL EXECUTIVE
                              RETIREMENT AGREEMENT


                              SOUND FEDERAL SAVINGS
                             White Plains, New York










                      Originally Effective January 1, 2004
                     As Amended and Restated January 1, 2005

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                              AMENDED AND RESTATED
            NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

     This Amended and Restated Non-qualified Supplemental Executive Retirement Agreement (the "Agreement"), which was originally effective as of the 1st day of January, 2004, formalizes the agreements by and between SOUND FEDERAL SAVINGS (the "Association"), a federally chartered savings association, and certain key employees, hereinafter referred to as "Executive(s)," who shall be selected and approved by the Association to participate in this Agreement by execution of a Non-qualified Supplemental Executive Retirement Joinder Agreement ("Joinder Agreement") in a form provided by the Association. SOUND FEDERAL BANCORP, INC. (the "Holding Company") is a party to this Agreement for the sole purpose of guaranteeing the Association's performance hereunder. This Agreement is hereby amended and restated effective as of January 1, 2005, in accordance with the terms set forth herein.

                              W I T N E S S E T H :

     WHEREAS, the Association originally adopted this Non-Qualified Supplemental Executive Retirement Agreement effective as of January 1, 2004, for the benefit of certain of its key Executives; and

     WHEREAS, the Association recognizes the valuable services heretofore performed for it by such Executives and wishes to encourage their continued employment and to provide them with additional incentive to achieve corporate objectives; and

     WHEREAS,  the  Association  wishes to provide the terms and conditions upon
which  the  Association  shall  pay  additional   retirement   benefits  to  the
Executives; and

     WHEREAS, the Association intends this Agreement to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for its Executives, members of a select group of management or highly compensated employees of the Association, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

     WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") requires that certain types of nonqualified deferred compensation arrangements comply with its terms or be subject to current taxes and penalties; and

     WHEREAS, the Board of Directors of the Association (the "Board") now desires to amend and restate the Agreement effective as of January 1, 2005, in order to comply with Code Section 409A, and for certain other purposes.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Association and the Executive agree as follows:

                                    SECTION I
                                   DEFINITIONS

     When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit" means that portion of the Supplemental Retirement Benefit which is required to be expensed and accrued under generally accepted accounting principles (GAAP).

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1.2  "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3  "Administrator" means the Association and/or its Board.

1.4  "Association" means Sound Federal Savings and any successor thereto.

1.5 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary by the Executive to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Executive will be deemed the Beneficiary.

1.7 "Benefit Eligibility Date" shall mean, unless otherwise set forth herein, the later of (i) the 1st day of the month following the month in which the Executive attains the Normal Retirement Age, or (ii) the 1st day of the month following the month in which the Executive actually retires.

1.8 "Board" shall mean the Board of Directors of the Association, unless specifically noted otherwise.

1.9 "Cause" means the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

1.10 "Change in Control" of the Association shall mean (1) a change in ownership of the Association under paragraph (i) below, or (2) a change in effective control of the Association under paragraph (ii) below, or (3) a change in the ownership of a substantial portion of the assets of the Association under paragraph (iii) below:

     (i) Change in the ownership of the Association. A change in the ownership of the Association shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

     (ii) Change in the effective control of the Association. A change in the effective control of the Association shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35% or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation's board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Association is another corporation.

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     (iii) Change in the ownership of a substantial portion of the Association's assets. A change in the ownership of a substantial portion of the Association's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Association, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

     (iv) For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Proposed Treasury Regulation Section 1.409A-3(g), except to the extent that such proposed regulations are superseded by subsequent guidance. In addition, for purposes of this Section 1.10 only, "Association" shall be construed to mean also the Holding Company.

     1.11 "Children" means the Executive's children, or the issue of any deceased Children, then living at the time payments are due the Children under this Agreement. The term "Children" shall include both natural and adopted Children.

     1.12 "Code" means the Internal Revenue Code of 1986, as amended.

     1.13 "Disabled" means any case in which an Executive terminates employment due to disability within the meaning of Proposed Treasury Regulation
          Section 1.409A-3(g)(4).

     1.14 "Disability Benefit" means the monthly benefit payable to the Executive following a determination, in accordance with Subsection 3.6, that he is Disabled. The Disability Benefit shall be equal to the Accrued Benefit, annuitized using the Interest Factor and paid over the Payout Period.

     1.15 "Estate" means the estate of the Executive.

     1.16 "Executive" means the executive officer who is designated by the Board to participate in the Plan.

     1.17 "Holding Company" means Sound Federal Bancorp, Inc.

     1.18 "Interest Factor" unless specifically designated otherwise in this Subsection or in another place in this Agreement, means annual compounding or discounting, as applicable, at six percent (6%). For purposes of determining the present value of the amount necessary to contribute to a rabbi trust to fund the Executive's benefit in the event of a Change in Control, the Interest Factor shall mean 120% of the semiannual applicable federal rate (AFR) as determined under Code
          Section 1274(d).

     1.19 "Joinder Agreement" means the Executive's Non-Qualified Supplemental Executive Joinder Agreement.

     1.20 "Normal Retirement Age" shall be the birthday on which the Executive attains the age set forth in such Executive's Joinder Agreement.

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     1.21 "Payout  Period"  means the time frame during which  benefits  payable hereunder shall be distributed. Payments generally shall be made in monthly installments commencing within thirty (30) days following the occurrence of the event which triggers distribution and shall continue for One Hundred Eighty (180) months. In certain cases set forth in
          Section 3.7 herein, an Executive's (or Beneficiary's) benefit may be paid earlier than the foregoing.

     1.22 "Plan Year" means the calendar year.

     1.23 "Separation from Service" means the Executive's death, retirement or termination of employment with the Association. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Executive's right to reemployment is provided by law or contract. If the leave exceeds six months and the Executive's right to reemployment is not provided by law or by contract, then the Executive shall be have a Separation from Service on the first date immediately following such six-month period.

          The Executive shall not be treated as having a Separation from Service if the Executive provides more than insignificant services for the Association following the Executive's actual or purported termination of employment with the Association. Services shall be treated as not being insignificant if such services are performed at an annual rate that is at least equal to 20% of the services rendered by the Executive for the Association, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such shorter period of employment) and the annual base compensation for such services is at least equal to 20% of the average base compensation earned during the final three full calendar years of employment (or if employed less than three years, such shorter period of employment).

          Where the Executive continues to provide services to a previous employer in a capacity other than as an employee, a Separation from Service will not be deemed to have occurred if the Executive is providing services at an annual rate that is 50% or more of the services rendered, on average, during the immediate preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual base compensation for such services is 50% or more of the annual base compensation earned during the final three full calendar years of employment (or if less, such lesser period).

     1.24 "Specified Employee" means, in the event the Association or any corporate parent is or becomes publicly traded, a Key Employee as such term is defined in Code Section 416(i) without regard to paragraph 5 thereof.

     1.25 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death, provided, however, that the term "Spouse" shall not refer to an individual to whom the Executive is legally married at the time of death if the Executive and such individual have entered into a formal separation agreement (provided that such separation agreement does not provide otherwise or state that such individual is entitled to a portion of the benefit hereunder) or initiated divorce proceedings.

     1.26 "Supplemental Retirement Benefit" means an annual amount (before taking into account federal and state income taxes), payable to the Executive in monthly installments throughout the Payout Period calculated based on certain actuarial assumptions, as the difference between (i) the benefit the Executive would be entitled to receive upon retirement at his Normal Retirement Age under the Association's tax-qualified defined benefit pension plan and employee stock ownership plan without giving consideration to the limitations imposed under Code Sections 401(a)(17) and 415 (the "Applicable Limitations")

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          on such  benefits  and  contributions  and  (ii) the  amount  that the
          Executive is actually entitled to receive at such time as the result of the Applicable Limitations.

     1.27 "Survivor's Benefit" means an annual amount payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount designated in the Executive's Joinder Agreement.

                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST

     The Association may establish a rabbi trust into which the Association may contribute assets which shall be held, subject to the claims of the Association's creditors in the event of the Association's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Executives and their Beneficiaries in such manner and at such times as specified in this Agreement. The Association may make contributions to the rabbi trust to provide the Association with a source of funds to assist it in meeting the liabilities of this Agreement. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which may be established in conjunction with this Agreement. To the extent the language in this Agreement is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Agreement. In the event of a Change in Control or imminent Change in Control, the Association shall establish a rabbi trust (if none has been previously established hereunder) and shall transfer to the rabbi trust prior to such Change in Control, the present value of an amount sufficient to fully fund the Supplemental Retirement Benefit for each Executive covered by this Agreement.

                                   SECTION III
                                    BENEFITS

3.1 Retirement Benefit. If the Executive is in service with the Association until reaching his Normal Retirement Age, the Executive shall be entitled to the Supplemental Retirement Benefit. Such benefit shall commence on the Executive's Benefit Eligibility Date and shall be payable in monthly installments throughout the Payout Period. In the event the Executive dies at any time after attaining his Normal Retirement Age, but prior to commencement or completion of all such payments due and owing hereunder, the Association shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

3.2 Death Prior to Normal Retirement Age. If the Executive dies prior to attaining his Normal Retirement Age but while employed at the Association, the Executive's Beneficiary shall be entitled to the Survivor's Benefit. The Survivor's Benefit shall commence within thirty (30) days of the Executive's death and shall be payable in monthly installments throughout the Payout Period.

3.3 Involuntary Termination (Other Than for Cause) or Voluntary Termination of Employment. If the Executive experiences an involuntary Separation from Service prior to the attainment of his Normal Retirement Age, for any reason other than for Cause, the Executive's death, Disability, or following a Change in Control, or if the Executive experiences a voluntary Separation from Service, the Executive (or his Beneficiary) shall be entitled to the Accrued Benefit relating to Executive at the time of the Executive's Separation from Service. Such benefit shall commence at the Executive's Normal Retirement Age, shall be annuitized (using the Interest Factor) and be payable in monthly installments throughout the Payout Period. In the event the Executive dies prior to commencement or completion of all such payments due and owing hereunder, the Association shall pay to

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     the Executive's  Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

3.4 Change in Control. If a Change in Control occurs prior to the Executive's attainment of Normal Retirement Age, the Executive shall be entitled to the Supplemental Retirement Benefit as if the Executive had remained employed by the Association (or its successor) until attainment of his Normal Retirement Age. Such benefit shall commence within thirty (30) days of the Change in Control and shall be payable in monthly installments throughout the Payout Period. In the event that the Executive dies prior to commencement or completion of all such payments due and owing hereunder, the Association, or its successor, shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period. Notwithstanding the foregoing, the Executive may elect to receive his Supplemental Retirement Benefit following a Change in Control in the form of a lump sum payment, or in monthly installments over a 5 or 10 year period (provided, however, that such alternative forms of distribution shall be the actuarial equivalent of monthly installments over 180 months) or to defer commencement of his Supplemental Retirement Benefit until attaining his Normal Retirement Age. The Executive shall make such an election on the Change in Control Election Form attached hereto as Exhibit
     A. Such election, if made, shall be made no later than December 31, 2005.

3.5 Termination for Cause. If the Executive is terminated for Cause, all benefits under this Agreement shall be forfeited and this Agreement shall become null and void as to such Executive.

3.6 Disability Benefit. Notwithstanding any other provision hereof, the Executive shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined that the Executive is Disabled. In such event, the Executive shall receive the Disability Benefit in lieu of any other benefit available under Section III. The Disability Benefit shall be paid commencing on the date on which the Executive is determined to be Disabled. In the event the Executive dies at any time after termination of employment due to Disability but prior to payment of the Disability
     Benefits, the Association shall pay the Survivor's Benefit to the Executive's Beneficiary.

3.7 Early Distributions. Certain events unrelated to a Separation from Service or a Change in Control may cause Executive's benefits hereunder to be paid before Executive's attainment of Normal Retirement Age.

     (a) Conflicts of Interest. To the extent necessary to effect compliance with a certificate of divestiture (within the meaning of Section 1043(b)(2) of the Code), the Administrator may permit a lump sum payment of all or a portion of the Executive's Supplemental Retirement Benefit otherwise payable to the Executive or his Beneficiary. Such lump sum payment shall be in lieu of the benefits that would otherwise be payable to the Executive or his Beneficiary.

     (b) Domestic Relations Order. To the extent required to comply with the terms of a domestic relations order (within the meaning of Section 414(p) of the Code) directed to and served upon the Agreement, the Administrator may direct the payment of all or any portion of the benefit to which an Executive is entitled to at any time or in accordance with any benefit payment schedule set forth in such order. Such lump sum payment shall be in lieu of the benefits that would otherwise be payable to the Executive or his Beneficiary.

3.8 Late Payments. Any payment due and payable under this Agreement that is not made within thirty (30) days after the date on which it is first due and payable shall continue to bear interest or other earnings from the date it is first due through the date of actual payment unless the delay in payment

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     results  solely  from an act or failure  to act on the part of the  payment recipient. Where a delay in excess of thirty (30) days has occurred in the commencement of any series of payments, the first payment made shall also include any previous installments that are due.

3.9 Cashout of Small Benefits If at any time the total present value of the payment due and payable to a person under this Agreement equals $10,000 or less, such entire present value shall be paid to the recipient as soon as practicable. Any such payment shall be in full settlement of such person's interest under this Agreement.

3.10 Notwithstanding anything in the Agreement to the contrary, to the extent required under Section 409A of the Code, no payment to be made to a Specified Employee shall be made sooner than six (6) months after such Specified Employee's Separation from Service.

                                   SECTION IV
                             BENEFICIARY DESIGNATION

     The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                    SECTION V
                          EXECUTIVE'S RIGHT TO ASSETS:
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

     At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or asset of the Association. The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Association. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Association those payments so specified under this Agreement. Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

                                   SECTION VI
                                 ACT PROVISIONS

6.1 Named Fiduciary and Administrator. The Association shall be the Named Fiduciary and Administrator (the "Administrator") of this Agreement. As Administrator, the Association shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

6.2 Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to

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     receive  such  benefits,   then  a  written  claim  must  be  made  to  the
     Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within thirty
     (30) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Association and its Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

     If claimants desire a second review, they shall notify the Administrator in writing within thirty (30) days of the first claim denial. Claimants may review this Agreement, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within thirty (30) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement or the Joinder Agreement upon which the decision is based.

     If claimants continue to dispute the benefit denial based upon completed performance of this Agreement and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   SECTION VII
                                  MISCELLANEOUS

7.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Association nor limit the right of the Association to discharge or otherwise deal with the Executive without regard to the existence of the Agreement.

7.2 State Law. The Agreement is established under, and will be construed according to, the laws of the State of New York, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

7.3 Severability and Interpretation of Provisions. In the event that any of the provisions of this Agreement or portion hereof, are held to be inoperative or invalid by any court of competent jurisdiction, or in the event that any legislation adopted by any governmental body having jurisdiction over the Association would be retroactively applied to invalidate this Agreement or any provision hereof or cause the benefits hereunder to be taxable, then:
     (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby. In the event that the intent of any provision shall need to be construed in a manner to avoid taxability, such construction shall be made by the Administrator in a manner that would manifest to the maximum extent possible the original meaning of such provisions.

7.4 Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

7.5 Unclaimed Benefit. The Executive shall keep the Association informed of his current address and the current address of his Beneficiaries. If the location of the Executive is not made known to the Association within three years after the date upon which any payment of any benefits may first be made, the Association shall delay payment of the Executive's benefit payment(s) until the location of the Executive is made known to the Association; however, the Association shall only be obligated to hold such benefit payment(s) for the Executive until the expiration of three (3) years. Upon expiration of the three (3) year period, the Association may discharge its obligation by payment to the Executive's Beneficiary. If the location of the Executive's Beneficiary is not made known to the Association by the end of an additional two (2) month period following expiration of the three (3) year period, the Association may discharge its obligation by payment to the Executive's Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Association, the Executive and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of any benefits provided for such Executive and/or Beneficiary under this Agreement.

7.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Association or the Holding Company, or as a member of the Board of the Association or Holding Company shall be personally liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

7.7 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

7.8 Effect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Association's existing or future compensation structure.

7.9 Suicide. Notwithstanding anything to the contrary in this Agreement, the benefits otherwise provided herein shall not be payable and this Agreement shall become null and void if the Executive's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of his Joinder Agreement.

7.10 Inurement. This Agreement shall be binding upon and shall inure to the benefit of the Association, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

7.11 Tax Withholding. The Association may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

7.12 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

7.13 Compliance with Section 409A of the Code. The Agreement is intended to be a non-qualified deferred compensation plan described in Section 409A of the Code. The Agreement shall be operated, administered and construed to give effect to such intent. To the extent that a provision of the Agreement fails to comply with Code Section 409A and a construction consistent with Code Section 409A is not possible, such provision shall be void ab initio. In addition, the Agreement shall be subject to amendment, with or without advance notice to Executives and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of Executives and other interested parties, to the extent necessary to effect such compliance.

7.14 Required Regulatory Provisions Applicable to the Association and the Holding Company. Any payments made to an Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

7.15 Required Regulatory Provisions Applicable to the Association. The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Association:

     (a) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Association pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (the "FDI Act"), 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Association, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Association's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

     (b) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C.  ss.1818(e)(4) or
          (g)(1), all prospective obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Association and the Executive shall not be affected.

     (c) Notwithstanding anything herein contained to the contrary, if the Association is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Association under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Association and the Executive shall not be affected.

     (d) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Association hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Association as determined: (i) by the Director of the OTS or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); or (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Association or when the Association is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

     (e) Any payments made pursuant to this Agreement are subject to and conditioned upon their compliance with section 18(k) of the FDI Act, 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.

     If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

                                  SECTION VIII
                     AMENDMENT, MODIFICATION AND TERMINATION

8.1 Amendment or Modification of the Agreement. This Agreement shall not be amended or modified at any time, in whole or part, without the mutual written consent of the Executive and the Association, and such mutual consent shall be required even if the Executive is no longer employed by the Association.

8.2 Termination of the Agreement. Subject to the requirements of Code Section 409A, in the event of complete termination of the Agreement, the Agreement shall cease to operate and the Association shall pay out to the Executive his benefit as if the Executive had terminated employment as of the effective date of the complete termination. Such complete termination of the Agreement shall occur only under the following circumstances and conditions:

     (a) The Board may terminate the Agreement within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. ss.503(b)(1)(A), provided that the amounts deferred under the Agreement are included in the
          Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or
          (iii) the first calendar year in which the payment is administratively practicable.

     (b) The Board may terminate the Agreement within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Agreement shall only be treated as terminated if all substantially similar arrangements sponsored by the Association are terminated so that the Executive and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

     (c) The Board may terminate the Agreement provided that (i) all arrangements sponsored by the Association that would be aggregated with this Agreement under Proposed Regulations Section 1.409A-1(c) if the Executive covered by this Agreement was also covered by any of those other arrangements are also terminated; (ii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) the Association does not adopt a new arrangement that would be aggregated with any terminated arrangement under Proposed Regulations Section 1.409A-1(c) if the Executive participated in both arrangements, at any time within five years following the date of termination of the arrangement.

                                   SECTION IX
                                    EXECUTION

     9.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

     9.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first written above.

ATTEST:                                              SOUND FEDERAL SAVINGS


 /s/ Linda Lunapiena                      By:     /s/ Bruno J. Gioffre
------------------------------------              ------------------------------
Secretary                                 Title:  Chairman


ATTEST:                                              SOUND FEDERAL BANCORP, INC.

 /s/ Linda Lunapiena                      By:     /s/ Bruno J. Gioffre
------------------------------------              ------------------------------
Secretary                                 Title:  Chairman



     In accordance with Section VIII of the Agreement, I consent to the amendments made in the Amended and Restated Non-Qualified Supplemental Executive Retirement Agreement.



         /s/ Richard P.McStravick
         ------------------------
         Richard P. McStravick


         /s/ Anthony J. Fabiano
         ----------------------
         Anthony J. Fabiano

                                    EXHIBIT A

                              SOUND FEDERAL SAVINGS
                              AMENDED AND RESTATED
            NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                         CHANGE IN CONTROL ELECTION FORM

     According to the terms of Section 3.4 of this Agreement, I understand that in the event of a Change in Control, unless I elect below to receive my Supplemental Retirement Benefit in the form of a lump sum payment, or to defer commencement of my Supplemental Retirement Benefit until my Normal Retirement Age, I shall receive my Supplemental Retirement Benefit in installments over the Payout Period commencing at the time of the Change in Control. I understand that each form of distribution that I may elect below shall be the actuarial equivalent of each other form of distribution.

         1. Form of Distribution:

     I may elect to receive my Supplemental Retirement Benefit in a lump sum, or to defer commencement of my Supplemental Retirement Benefit to my Normal Retirement Age, in connection with or following a Change in Control, provided that such election must be made no later than December 31, 2005.

     In the event of a Change in Control of the Association before benefits commence hereunder, I hereby elect to receive my Supplemental Retirement Benefit in the following form (check one):

         ________ Lump Sum Distribution

         ________ Substantially equal monthly payments over a period of:

                           __________       5 Years

                           __________       10 Years

                           __________       15 Years

         2. Timing of Commencement of Distribution:

     In the event of a Change in Control prior to my Normal Retirement Age, I elect to receive my Supplemental Retirement Benefit commencing at the following time:

         ________ Commencing immediately

         ________ Commencing at Normal Retirement Age


Dated:                             Signature:
        -----------------------                   ----------------------------


Received by the Association this ______ day of _________________, 20___.

By  ____________________________________
Title  __________________________________